UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Nicor Inc.

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EXPLANATORY NOTE
The following is a communication that Nicor Inc. made to its employees after entering into an Agreement and Plan of Merger, dated as of December 6, 2010, by and among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc.

Nicor — Employee Frequently Asked Questions (FAQs)
1.	What did Nicor announce today?

We announced today that Nicor will combine with AGL Resources in an $8.6 billion transaction to create a leading U.S. natural gas distribution company.

2.	What can you tell us about AGL Resources?

AGL Resources is a leading distributor of natural gas, providing service to approximately 2.3 million customers across six states. Founded in 1856, AGL Resources is headquartered in Atlanta, Georgia, employing approximately 2,400 people in six utilities (in Georgia, New Jersey, Virginia, Florida, Tennessee and Maryland), and operating two gas storage facilities and an asset management company.

3.	Why does this combination make sense for Nicor?

We have found a strong partner in AGL Resources, and believe that our companies have highly complementary businesses, outstanding reputations and shared values. AGL Resources has committed to maintaining job levels across the Nicor service territory and to continuing Nicor’s strong tradition of community involvement and charitable giving in Illinois. In addition, this transaction will bring some good jobs to the area with the creation of a new gas distribution headquarters in Naperville.

This transaction provides our shareholders with a significant premium for their shares, the opportunity for ownership in a combined company with upside potential for growth and a substantial dividend uplift immediately following closing.

Importantly, through this transaction we are able to assure our natural gas utility customers that they can continue to rely on the service of Nicor Gas. In fact, the combined company will serve customers better and more efficiently through the benefits of scale and scope and by sharing best practices.

4.	Will this announcement have any impact on my job? Will there be any layoffs?

This transaction is not based on cost savings. In fact, by combining with AGL Resources we will create a company that will provide employees with exciting opportunities as part of a larger organization. You should know that AGL Resources shares the same great respect for their employees as we do and that AGL Resources has committed to maintaining job levels across the Nicor service territory.

With that said, it’s important to note that until the transaction is complete, the companies will continue to operate separately and it will remain business as usual. We have assembled an integration planning team to address how we can best utilize each company’s strengths to bring the two together as seamlessly as possible. We will make every effort to keep you informed of such developments and progress. As we do every day, we should all focus on continuing to deliver great service and outstanding results to our customers and shareholders.

5.	What will be Nicor management’s role in the combined company?

AGL Resources’ management team has great respect for the leadership of Nicor. AGL Resources will continue to work closely with us as we move forward. In the near term, a transition team comprised of senior executives from both companies, and reporting to the CEOs of both companies, will lead the integration effort.

6.	Will there be any changes in employee benefits and compensation?

AGL Resources is committed to maintaining competitive benefits and compensation and our collective bargaining agreement will be honored.

7.	What will the combined company be named? What about the operating companies?

The combined company will be known as AGL Resources. Nicor enjoys great name recognition and strong customer relationships in our communities and we are pleased to say that our gas utility operations will continue to operate under the Nicor Gas name.

8.	How does Tropical Shipping fit in with AGL’s other operations?

The tropical shipping business is a good, well-run operation. At first glance, it may not appear that the business fits, but there are actually some commonalities between it and their utility operations. It’s an asset-based business focused on outstanding customer service and, like their utility operations, it’s a low-cost provider.

9.	How will customers benefit from this transaction?

Our natural gas utility customers will be able to continue to rely on the service of Nicor Gas. In fact, the combined company will serve customers better and more efficiently through the benefits of scale and scope and by sharing best practices. We have a well-deserved reputation for providing safe, reliable, cost-effective service, and we are confident that our customers will be happy to hear that the same people whom they’ve come to know and trust will continue to work to bring them the service they rely on.

10.	Who will lead the new Company?

Mr. Somerhalder, AGL Resources’ chairman, president and chief executive officer will continue in the same capacity in the combined company. The AGL Resources Board of Directors will include four directors from Nicor. We have assembled an integration planning team to address how we can best utilize each company’s strengths to bring the two together as seamlessly as possible. We will make every effort to keep you informed of developments and progress.

11.	Where will the combined company be headquartered?

The company will have its corporate headquarters in Atlanta, Georgia and will create a gas distribution headquarters in Naperville, Illinois.

12.	Why are they moving the Distribution Operations headquarters to Naperville, IL?

When the transaction is complete, 2.2 million of the 4.5 million utility operations customers will be located in the northern third of the State of Illinois. Also, moving their Distribution Operations headquarters there shows their commitment to Nicor and the State of Illinois. The local leadership teams for each franchise — including Atlanta Gas Light, Chattanooga Gas, Elizabethtown Gas, Elkton Gas, Florida City Gas and Virginia Natural Gas — will remain located within the franchises.

13.	What are the next steps? How long before the transaction closes? What approvals are required?

We expect the merger to be completed in the second half of 2011.

The merger is conditioned upon, among other things, the approval of shareholders of both companies, approval by the Illinois Commerce Commission, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval by the Federal Communications Commission.

We have assembled an integration planning team to address how we can best utilize each company’s strengths to bring the two together as seamlessly as possible.

14.	What should I say if I’m contacted by media, financial community, or other third parties about the transaction?

It is likely that today’s news will lead to increased interest in Nicor, and it is important we speak with one voice on this matter. If you receive any inquiries from the media or other interested parties, please refer them to Annette Martinez at (630) 388-2781 and investor calls to Kary Brunner at (630) 388-2529.

15.	What should employees expect over the coming months?

Until the transaction is completed, we will continue to operate as a separate company and it will remain business as usual. All employees should remain focused on our customers’ needs and delivering safe and reliable service.

If you have any additional questions, we encourage you to send them to merger@nicor.com. From your questions we will develop a Q&A to share with all Nicor employees that will be posted on a special merger communications page on our companies’ Intranet sites.

Forward Looking Statements

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this release that contain forward-looking statements are qualified by these cautionary statements. Although AGL Resources and Nicor believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources and Nicor stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of AGL Resources and Nicor operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the energy industry, as detailed from time to time in each of AGL Resources’ and Nicor’s reports filed with the Securities and Exchange Commission (“SEC”). There can be no assurance that the proposed merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of AGL Resources’ and Nicor’s Annual Report on Form 10-K for the fiscal year December 31, 2009, and Item 1.A in each of AGL Resources’ and Nicor’s most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. AGL Resources and Nicor caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to AGL Resources and Nicor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to AGL Resources and Nicor or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this presentation. Neither AGL Resources nor Nicor undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information

In connection with the proposed merger, AGL Resources plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of AGL Resources and Nicor that also constitutes a prospectus of AGL Resources. AGL Resources and Nicor will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, free of charge, at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O. Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014.

The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources’ directors and executive officers is available in its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.